Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-257105) of our report dated August 1, 2022 (except for Note 2, as to which the date is March 23, 2023), relating to the consolidated financial statements of Wah Fu Education Group Limited included in this Amendment No.1 to the Annual Report on Form 20-F for the years ended March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Amendment.

/s/ YCM CPA, Inc.

Irvine, California

March 23, 2023